Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF

FLOATING RATE CAPITAL SECURITIES, SERIES A

(LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

OF

CULLEN/FROST CAPITAL TRUST II

As set forth in the Prospectus, dated                 , 2004 (the “Prospectus”), of Cullen/Frost Capital Trust II (the “Issuer Trust”) and Cullen/Frost Bankers, Inc. (the “Corporation”) under the caption “The Exchange Offer—Procedures for Tendering Old Capital Securities—Guaranteed Delivery” and in Instruction 1 to the related Letter of Transmittal (the “Letter of Transmittal”), this form must be used to accept the offer to exchange the Issuer Trust’s Floating Rate Capital Securities, Series A (the “New Capital Securities”) for a like Liquidation Amount of the Issuer Trust’s outstanding Floating Rate Capital Securities, Series A (the “Old Capital Securities”) by Holders who wish to tender their Old Capital Securities and (i) whose certificate (or certificates) representing such Old Capital Securities is (or are) not immediately available, or (ii) who cannot deliver their Old Capital Securities, this Letter of Transmittal and all other required documents to the Exchange Agent on or prior to the Expiration Date or (iii) who cannot complete the procedures for delivery of their Old Capital Securities by book-entry transfer on or prior to the Expiration Date. This form must be delivered by mail or hand delivery or transmitted, via facsimile, to the Exchange Agent at its address set forth below not later than the Expiration Date. Capitalized terms used herein but not defined herein have the meanings given to them in the Prospectus or the Letter of Transmittal.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

ON                 , 2004, UNLESS EXTENDED

The Exchange Agent is:

THE BANK OF NEW YORK

By Hand or Overnight Delivery:	Facsimile Transmissions:	By Registered or Certified Mail:
The Bank of New York	(Eligible Institutions Only)	The Bank of New York
101 Barclay Street,	(212) 298-1915	101 Barclay Street, Floor 7E
Corporate Trust Services Window,		New York, New York 10286
Ground Level	To Confirm by Telephone	Attention: Reorganization Section,
New York, New York 10286	or for Information Call:	Bernard Arsenec
Attention: Reorganization Section,	(212) 815-5098
Bernard Arsenec

Delivery of this instrument to an address other than as set forth above or transmission via a facsimile number other than the one listed above will not constitute a valid delivery. The instructions set forth in this Notice of Guaranteed Delivery and in the related Letter of Transmittal should be read carefully before this Notice of Guaranteed Delivery and the Letter of Transmittal are completed.

Ladies and Gentlemen:

The undersigned hereby tenders for exchange to the Issuer Trust and the Corporation upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate Liquidation Amount of Old Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Old Capital Securities—Guaranteed Delivery Procedures” and in Instruction 1 to the Letter of Transmittal.

The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on                 , 2004, unless extended by the Issuer Trust and the Corporation. The term “Expiration Date” means 5:00 p.m., New York City time, on                 , 2004, unless the Exchange Offer is extended as provided in the Prospectus, in which case the term “Expiration Date” shall mean the latest date and time to which the Exchange Offer is extended. The undersigned understands and acknowledges that tenders of Old Capital Securities may not be withdrawn after Expiration Date.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns.

SIGNATURE

x                                              Date:

x                                              Date:

Signature(s) of Registered Holder(s)

or Authorized Signatory

Area Code and Telephone Number:

Name(s)

(Please Print)

Capacity (full title, if signing in a fiduciary or representative capacity):

Address:

(Including Zip Code)

Taxpayer Indemnification or

Social Security No:

Aggregate Liquidation Amount of Old Capital Securities Tendered (must be in denominations of $100,000 and integral multiples of $1,000 in excess thereof):

$

Certificate Number(s) of Old Capital Securities

(if available):

Aggregate Liquidation Amount Represented

by Certificate(s):

$

IF TENDERED OLD CAPITAL SECURITIES WILL BE DELIVERED BY BOOK-ENTRY TRANSFER, PROVIDE THE DEPOSITORY TRUST COMPANY (“DTC”) ACCOUNT NO. AND TRANSACTION CODE NUMBER (if available):

Account No.

Transaction No.

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm or entity identified as an “eligible guarantor institution” within the meaning of Rule l7Ad-l5 promulgated under the Securities Exchange Act of 1934, as amended, hereby guarantees deposit with the Exchange Agent of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or an Agent’s Message, as well as the certificate(s) representing all tendered Old Capital Securities in proper form for transfer, or confirmation of the book-entry transfer of such Old Capital Securities into the Exchange Agent’s account at DTC, as described in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Old Capital Securities—Book-Entry Transfer” and other documents required by the Letter of Transmittal, all by 5:00 p.m., New York City time, on the third New York Stock Exchange, Inc. trading day after the date of execution of this Notice of Guaranteed Delivery.

Name of Eligible Institution:
Authorized Signature

Address:	Name:

Title:

Area Code and Telephone No.:	Date:

NOTE: DO NOT SEND OLD CAPITAL SECURITIES WITH THIS NOTICE. ACTUAL SURRENDER OF OLD CAPITAL SECURITIES MUST BE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY EXECUTED LETTER OF TRANSMITTAL.

INSTRUCTIONS

1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents is at the election and sole risk of the tendering holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, Holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery on or prior to the Expiration Date. For a description of the guaranteed delivery procedures, see Instruction 1 to the Letter of Transmittal.

2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder of the Old Capital Securities tendered hereby, the signature must correspond exactly with the name as written on the face of the certificates without alteration, enlargement or any change whatsoever.

If this Notice of Guaranteed Delivery or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or other persons acting in fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Corporation and the Issuer Trust, in their sole discretion, of such persons’ authority to so act.

3. Requests for Assistance or Additional Copies. Questions and requests for assistance may be directed to the Exchange Agent at its address and telephone number set forth on the front of this Notice of Guaranteed Delivery. Additional copies of the Prospectus, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Exchange Agent or from your broker, dealer, commercial bank, trust company or other nominee or custodian.

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